UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 5, 2018

Coastway Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36263	46-4149994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
One Coastway Blvd., Warwick, Rhode Island		02886
(Address of principal executive offices)		(Zip Code)

(401) 330-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 5, 2018, Coastway Bancorp, Inc. ("Coastway"), a Maryland corporation, completed its previously announced merger with HarborOne Bancorp, Inc. ("HarborOne"), a Massachusetts corporation, pursuant to the Agreement and Plan of Merger, by and among HarborOne, Massachusetts Acquisitions, LLC and Coastway, dated as of March 14, 2018 (the "Merger Agreement").

Pursuant to the terms of the Merger Agreement, Coastway's stockholders are entitled to receive, in exchange for each share of Coastway common stock that they own, $28.25 in cash (the "Merger Consideration").  Each option to purchase Coastway common stock, whether vested or unvested, automatically converted to the right to receive a cash payment equal to (i) the number of shares of Coastway common stock provided for in such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Coastway common stock provided for in such option, which cash payment shall be made without interest and shall be net of all applicable withholding taxes.  Additionally, all Coastway restricted stock awards vested in full and were considered outstanding shares of Coastway common stock, for the purposes of receiving the Merger Consideration. The Merger Consideration totals approximately $125.6 million.

The foregoing description of the Merger Agreement and the mergers do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to Coastway's Current Report on Form 8-K filed on March 15, 2018.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the mergers and subsequent dissolution, Coastway no longer fulfills the listing requirements of the Nasdaq Stock Market ("Nasdaq").  On October 5, 2018, Coastway notified Nasdaq that trading in Coastway common stock should be suspended and the listing of Coastway common stock should be removed, in each case following the closing of the market on October 5, 2018.  Nasdaq has filed a notification of removal from listing of Coastway common stock on Form 25 with the Securities and Exchange Commission to deregister Coastway's common stock under Section 12 of the Securities Exchange Act of 1934.  HarborOne, as successor to Coastway, intends to file a Form 15 with the Securities and Exchange Commission to suspend Coastway's reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the mergers, Coastway's directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the consummation of the mergers, the Articles of Incorporation and the Bylaws of Coastway ceased to be in effect.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information.  Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, by and among HarborOne Bancorp, Inc., Massachusetts Acquisitions, LLC and Coastway Bancorp, Inc., dated as of March 14, 2018 (incorporated by reference to Exhibit 2.1 to Coastway Bancorp, Inc.'s Current Report on Form 8-K filed on March 15, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTWAY BANCORP, INC. (Registrant)

Date: October 5, 2018	By: /s/ William A. White
William A. White
President and Chief Executive Officer